EXHIBIT (10)(90)

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
OF
ATTITUDE DRINKS INCORPORATED

The corporation organized and existing under and by virtue of the General Corporation laws of the State of Delaware does hereby certify:

First: That the Board of Directors of Attitude Drinks Incorporated (the “Corporation”) by written consent of its board members, filed with the minutes of the Board adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation, as amended and restated (the “Certificate of Incorporation”) of the Corporation:

RESOLVED, that the Certificate of Incorporation of the Corporation shall be amended such that Article FOURTH of the Corporation’s Certificate of Incorporation be deleted and replaced with the following:

 “FOURTH: The total authorized capital stock which the Corporation shall have authority to issue is: Twenty Billion Twenty Million (20,020,000,000) of which stock Twenty Billion (20,000,000,000) shares of the par value of $.00001 each shall be common stock and of which Twenty Million (20,000,000) shares of the par value $.00001 each shall be preferred stock.  Further, the board of directors of this Corporation, by resolution only and without further action or approval, may cause the Corporation to issue one or more classes or one or more series of preferred stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors, and to fix the number of shares constituting any classes or series and to increase or decrease the number of shares of any such class or series.”

Second: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

Third: That aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 29th day of January, 2013.

By: /s/ Roy G. Warren
Roy G. Warren, Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:42 AM 01/30/2013
Filed 10:42 AM 01/30/2013
SRV 130106838 – 2160417 File